                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 NORTEK, INC.
...............................................................................
               (Name of Registrant as Specified In Its Charter)


                                Not Applicable
...............................................................................
                  (Name of Person(s) Filing Proxy Statement)


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[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

       ........................................................................
    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

       ........................................................................
    4) Proposed maximum aggregate value of transaction:

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    *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the off-setting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.

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    Notes:

NORTEK

NORTEK, INC. 50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND 02903-2360 401-751-1600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 15, 1994

     The Annual Meeting of Stockholders of Nortek, Inc. (the "Company") will be held at the Omni Biltmore Hotel, Kennedy Plaza, Providence, Rhode Island, on September 15, 1994 at 11 o'clock a.m., local time, for the following purposes:

     1. To elect two directors for a term expiring at the 1997 Annual Meeting of Stockholders.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on August 18, 1994 as the record date of the Annual Meeting to determine the stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. The Company's stock transfer books will not be closed prior to the Annual Meeting.

                                            By Order of the Board of Directors,

                                            KEVIN W. DONNELLY
                                            Secretary

Providence, Rhode Island
August 23, 1994

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM(S) OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE.

                                  NORTEK, INC.

                                50 KENNEDY PLAZA
                      PROVIDENCE, RHODE ISLAND 02903-2360

                                PROXY STATEMENT

     The enclosed form(s) of proxy and this Proxy Statement have been mailed to stockholders on or about August 23, 1994 in connection with the solicitation by the Board of Directors of Nortek, Inc. (the "Company") of proxies for use at its Annual Meeting of Stockholders to be held on September 15, 1994 or at any adjournment or postponement thereof.

     A copy of the Company's 1993 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, has been previously mailed to each stockholder entitled to vote at the meeting.

     As of August 18, 1994 the Company had outstanding 11,999,447 shares of Common Stock, $1.00 par value (the "Common Stock"), and 544,244 shares of Special Common Stock, $1.00 par value (the "Special Common Stock"). Holders of record at the close of business on August 18, 1994 are entitled to vote at the meeting or any adjournment or postponement thereof. Holders of shares of Common Stock are entitled to one vote for each share, and holders of shares of Special Common Stock are entitled to ten votes per share on each matter to be voted on at the meeting. With respect to the election of directors, holders of Common Stock shall be entitled to elect one director and the holders of Special Common Stock shall have no voting rights with respect to the election of such director. The holders of Common Stock and Special Common Stock, voting as a single class, shall be entitled to elect the other director to be elected.

     It is the intention of the persons named as proxies to vote shares of Common Stock and Special Common Stock represented by duly executed proxies for the election of the nominees for director selected by the Board of Directors unless authority to do so has been withheld or a contrary specification made. If any other business is properly brought before the Annual Meeting and on all matters incidental to the conduct of the meeting, the proxy will be voted in accordance with the discretion of the persons named as proxies. Any such proxy may be revoked by the stockholder at any time prior to the voting of the proxy by a written revocation received by the Secretary of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. Proxies will be tabulated by the Company's transfer agent, State Street Bank and Trust Company. A plurality of votes properly cast by the appropriate class of stockholders will elect directors. Abstentions from voting will have no effect on the outcome of the election of directors, even though a person analyzing the results of the voting may interpret such a vote differently.

1.  ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Board of Directors shall consist of not less than three directors and that the number of directors at any time shall be the number of directors fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at seven which is the current number of directors. The Board of Directors is divided into three classes, with each class to hold office for a term of three years. At the meeting, two directors are to be elected for a term of three years expiring at the 1997 Annual Meeting and until their respective successors are elected and qualified. Holders of Common Stock, voting separately as a class, are entitled to elect 25% of the directors to be elected at the Annual Meeting, which in this case constitutes one director. Barry Silverstein has been nominated to be elected by the holders of Common Stock voting separately as a class for a term of three years expiring at the 1997 Annual

Meeting. Richard L. Bready has been nominated to be elected by the holders of Common Stock and Special Common Stock voting as a single class for a term of three years expiring at the 1997 Annual Meeting.

     Each of the nominees has agreed to serve as a director, if elected. If, at the time of the Annual Meeting, a nominee is unwilling or unable to serve (which is not currently anticipated), the Board may fix the number of directors at less than seven, or the persons named as proxies may nominate and may vote for other persons in their discretion. The By-laws require nominations of directors, other than by the Board of Directors, to be submitted to the Company's Chief Executive Officer or Secretary at least 30 days before the meeting and be accompanied by a petition signed by at least 100 stockholders of record, holding in the aggregate at least 1% of the capital stock entitled to vote, and by certain other information.

     Presented below is information regarding the nominees for director as well as those directors continuing in office.

NOMINEES FOR THE BOARD OF DIRECTORS

   NOMINEES FOR TERM EXPIRING                                                         DIRECTOR
   AT THE 1997 ANNUAL MEETING                 PRINCIPAL OCCUPATION              AGE    SINCE
- - - - ---------------------------------  -------------------------------------------  ---   --------
Richard L. Bready................  Chairman, President and Chief Executive      50      1976
                                   Officer of the Company
Barry Silverstein................  Principal owner and a director of Coaxial    61      1992
                                   Communications of Central Ohio, Inc.,
                                   Coaxial Communications of Southern Ohio,
                                   Inc. (cable television services) and
                                   related entities
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERM EXPIRING AT THE
1995 ANNUAL MEETING
- - - - ---------------------------------
Dennis J. McGillicuddy...........  President and a director of Coaxial          52      1990
                                   Communications of Central Ohio, Inc.,
                                   Coaxial Communications of Southern Ohio,
                                   Inc. (cable television services) and
                                   related entities
D. Stevens McVoy.................  Vice President and a director of Coaxial     51      1993
                                   Communications of Central Ohio, Inc.,
                                   Coaxial Communications of Southern Ohio,
                                   Inc. (cable television services) and
                                   related entities
TERM EXPIRING AT THE
1996 ANNUAL MEETING
- - - - ---------------------------------
Philip B. Brooks.................  Retired, Certified Public Accountant         80      1981
Richard J. Harris................  Vice President and Treasurer of the Company  58      1984
J. Peter Lyons...................  President of The J. Peter Lyons Companies    59      1991
                                   (consulting services for employee insurance
                                   benefits)

     Mr. Bready became Chairman and Chief Executive Officer of the Company in 1990 after serving as President, Chief Operating Officer and Chief Financial Officer of the Company for more than the past five years. Mr. Silverstein, for more than the past five years, has been the principal owner and a director of the Coaxial Communications Companies, which he founded along with Messrs. McGillicuddy and McVoy.

Mr. Silverstein has also been Chief Executive Officer (June 1985 to May 1988 and February 1991 to May 1991), Chairman of the Executive Committee (May 1988 to February 1991) and Chairman of the Board (June 1986 to May 1988 and February 1991 to present) of CCX, Inc., a manufacturer of building products. Messrs. Bready, McGillicuddy and McVoy are also directors of CCX, Inc. Mr. McGillicuddy has been President and a director and Mr. McVoy has been Vice President and a director, for more than the past five years, of the Coaxial Communications Companies, which they founded along with Mr. Silverstein. Mr. Brooks is a certified public accountant who retired from active practice in 1967. Mr. Harris has been employed by the Company in his present capacities for more than the past five years. Mr. Lyons, for more than the past five years, has been President of The J. Peter Lyons Companies which in the past has designed benefit plans and provided insurance services to the Company.

     The Board of Directors held ten meetings during 1993. Each director attended more than 75% of the meetings and of the meetings of the committees of the Board on which he served. The Board of Directors has a standing Audit Committee, consisting of Messrs. Brooks (Chairman of the committee) and Lyons. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of the independent auditors. During 1993 the Audit Committee held one meeting. The Stock Option Committee of the Board, consisting of Messrs. Brooks, Lyons and McVoy, which is authorized to administer the Company's stock option plans, held two meetings in 1993. The Board of Directors does not have a standing nominating committee. A standing Compensation Committee, comprised of Messrs. Brooks and Lyons, was formed in 1994 with authority to recommend to the full Board changes in the compensation arrangements with the Chief Executive Officer and certain other executive officers. Directors who are not officers or employees of the Company or its subsidiaries receive directors' fees from the Company. The fees currently paid to such directors are $1,000 per month and $750 per meeting ($350 if a director participates by telephone). In addition, members of committees of the Board of Directors receive $350 per committee meeting.

     In a civil injunction action filed March 12, 1990 in the federal court in Washington, D.C., the Securities and Exchange Commission ("SEC") alleged that the Company violated Sections 10(b) and 13(d) of the Securities Exchange Act of 1934 and Rules 10b-5 and 13d-1 thereunder in connection with reporting on a
Schedule 13D its purchases of stock of Rexham Corporation ("Rexham") in January 1987. The complaint also alleged that Messrs. Harris and Bready and Ralph R. Papitto (former Chairman and Chief Executive Officer of the Company) aided and abetted the Company's violations of Section 13(d) and Rule 13d-1. For purposes of settling, each of the Company and Messrs. Papitto, Harris and Bready, without admitting or denying the SEC allegations, agreed to an entry of a permanent injunction enjoining them from future violations of the statutory provisions and rules they were alleged to have violated and the Company agreed to pay into a fund created by the court $634,593 including interest, to compensate persons who sold Rexham securities during the four-day period the Company's Schedule 13D filing was allegedly delinquent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of equity securities of the Company by the Company's directors, by nominees for director, by its executive officers named in the Summary Compensation Table, by its directors and executive officers as a group, and by those known by the Company to own beneficially more than 5% of its Common Stock or Special Common Stock, all as of August 5, 1994 except for the number of shares held by Gabelli Funds, Inc. as to which the date is July 27, 1994.

                                                     COMMON STOCK           SPECIAL COMMON STOCK
                                               ------------------------   ------------------------
                                                AMOUNT AND                 AMOUNT AND
                                                 NATURE OF                  NATURE OF
                                                BENEFICIAL     PERCENT     BENEFICIAL     PERCENT
                  NAME (1)                     OWNERSHIP (2)   OF CLASS   OWNERSHIP (2)   OF CLASS
- - - - ---------------------------------------------  -------------   --------   -------------   --------
Richard L. Bready(3)(4)......................    1,740,759       14.5        318,327        54.6
Philip B. Brooks.............................       38,600       *             6,699         1.2
Almon C. Hall................................       28,613       *             2,078        *
Richard J. Harris(4).........................      287,376        2.4         50,106         9.2
J. Peter Lyons...............................      --                         --
Dennis J. McGillicuddy(3)....................    1,503,959       12.5        234,564        43.0
D. Stevens McVoy(3)..........................    1,503,959       12.5        234,564        43.0
Siegfried Molnar.............................       22,000       *            --
Kenneth J. Ortman............................       32,989       *            --
Barry Silverstein(3).........................    1,503,959       12.5        234,564        43.0
All directors and executive officers as a
  group(3)(4)(5).............................    1,924,721       15.9        330,957        56.2
Bready Associates(3).........................    1,503,959       12.5        234,564        43.0
Phoenix Associates III(3)....................    1,503,959       12.5        234,564        43.0
Gabelli Funds, Inc.,
  One Corporate Center
  Rye, NY 10580(6)...........................    2,075,439       17.3         22,631         4.2


- - - - ---------------

  * Less than 1%

(1) The address of all such persons unless otherwise stated is c/o Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903-2360. The address of Mr.
    McVoy, Bready Associates and Phoenix Associates III is 3770 East Livingston
    Avenue, Columbus, Ohio 43227. The address of Messrs. McGillicuddy and
    Silverstein is 5111 Ocean Boulevard, Sarasota, Florida 34242. Certain of the shares shown in the table are shares as to which the persons named in the table have the right to acquire beneficial ownership, as specified in Rule
    13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2) Includes shares subject to currently exercisable options in the case of Messrs. Bready (37,500 shares of Special Common Stock), Brooks (36,000 shares of Common Stock and 6,000 shares of Special Common Stock), Hall
     (18,000 shares of Common Stock), Harris (30,000 shares of Common Stock),
     Molnar (16,000 shares of Common Stock) and Ortman (25,950 shares of Common
     Stock). Does not include future rights to acquire shares upon the exercise of options in the case of Messrs. Bready (150,000 shares of Common Stock), Hall (30,000 shares of Common Stock), Harris (30,000 shares of Common
     Stock), Molnar (8,000 shares of Common Stock) and Ortman (11,250 shares of
     Common Stock). Includes 200 shares of Common Stock and 33 shares of Special
     Common Stock beneficially owned by

                                        4

     Mr. McGillicuddy's wife, as to which Mr. McGillicuddy disclaims beneficial ownership, and 2,869 shares of Common Stock jointly owned by Mr. McVoy and his wife.

(3) Mr. Bready holds a 15% junior interest (1% senior interest), Mr. McGillicuddy a 19% junior interest (22% senior interest), Mr. McVoy a 9% junior interest (10% senior interest) and Mr. Silverstein a 57% junior interest (67% senior interest) in Bready Associates, a partnership which directly held 1,059,291 shares of Common Stock at August 5, 1994. Under the terms of the partnership agreement of Bready Associates, the partnership also exercises sole voting and dispositive power over shares of Common and Special Common held by the partners and their affiliates. Phoenix Associates III is a partnership whose general partners are Messrs. McGillicuddy (a 22.5% interest), McVoy (a 10% interest) and Silverstein (a 67.5% interest). As of August 5, 1994 Phoenix Associates III directly held 183,700 shares of Common Stock. Accordingly, all shares held by the partnerships, the partners and their affiliates are included in the table as being beneficially owned by Messrs. Bready, McGillicuddy, McVoy and Silverstein and by the partnerships and are also included under shares held by directors and executive officers as a group.

(4) Various defined benefit pension plans of the Company and certain of its subsidiaries held approximately 2.0% of the outstanding Common Stock of the Company and 8.5% of the outstanding Special Common Stock at August 5, 1994. Under the provisions of the trust agreement governing the plans, the Company may instruct the trustee regarding the acquisition and disposition of plan assets and the voting of securities held by the trust. Accordingly, although the directors and officers disclaim beneficial ownership of such shares, the shares are included in the table as being beneficially owned by Messrs. Bready and Harris and are also included under shares held by directors and executive officers as a group.

(5) Includes 135,200 shares of Common Stock and 43,500 shares of Special Common Stock that directors and executive officers as a group have a right to acquire upon the exercise of currently exercisable options. Does not include future rights of executive officers to acquire shares upon exercise of options totalling 248,000 shares of Common Stock. Includes 200 shares of Common Stock and 33 shares of Special Common Stock owned by Mr. McGillicuddy's wife as to which Mr. McGillicuddy disclaims beneficial ownership, and 2,869 shares of Common Stock jointly owned by Mr. McVoy and his wife. Except as set forth in the above table, the Company knows of no persons who at August 5, 1994, beneficially owned more than 5% of the shares of Common Stock or Special Common Stock of the Company outstanding on that date.

(6) Includes 139 shares of Common Stock which may be acquired upon the exercise of conversion rights of the Company's 7 1/2% Convertible Debentures due 2006 at $21.56 per share.

SECTION 16(A) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than 10% of its Common Stock or Special Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Company with copies of the reports they file. Messrs. McGillicuddy, McVoy and Silverstein, directors and beneficial owners of more than 10% of the Company's Common Stock failed to file Form 4 reports and an annual Form 5 report reflecting acquisitions of Common Stock by Bready Associates, a partnership in which they are partners. Form 4 reports regarding these acquisitions have been filed late. In addition, Mr. McVoy filed late a Form 4 report reflecting acquisitions of the Company's Common Stock.

FIVE-YEAR AND ONE-YEAR SHAREHOLDER RETURN COMPARISONS

     The following line-graph compares the yearly percentage change for the last five years in the cumulative total shareholder return of the Company's Common Stock against the cumulative total return of the Russell 2000 Index and a group of peer companies which are listed below.

                              [GRAPH INSERTS HERE]

The peer group companies are:

Armstrong World Industries,       The Stanley Works
  Inc.                            Maytag Corporation
Bird Corporation                  Fedders Corporation
Masco Corporation                 Whirlpool Corporation
Morgan Products Ltd.
Ply-Gem Industries, Inc.

     For 1993, based on quarterly changes, the following line-graph compares the percentage change in cumulative shareholder return of the Company's Common Stock against the same index and peer company group.

                              [GRAPH INSERTS HERE]

REPORTS ON EXECUTIVE COMPENSATION

BOARD OF DIRECTORS

     The Company's policy with respect to the compensation of executive officers is primarily based on the performance of the individual officer along with such other factors as compensation paid by competitors of the Company, local geographical factors, the term of employment, salary surveys and the use of consultants when considered necessary. Bonuses for executive officers are awarded on a discretionary basis by the Chief Executive Officer based on individual goals derived from the responsibilities of the individual and which are determined, in part, on Company performance and to a greater extent on individual performance. The Company has no supplementary pension plan for the executive officers other than a modest fixed benefit for the Chief Executive Officer and two other executive officers described below under the heading "Pension Plan". Executive officers are ineligible to participate in the Company's 401(k) plan.

     The executive officers named in the Summary Compensation Table other than the Chief Executive Officer received no salary increases in 1993 and bonuses awarded such executive officers for the year reflected the achievement of certain cash flow objectives, improvement in operating performance of certain units and other factors.

     The Board of Directors considers performance in 1993 to be excellent in terms of achieving Company objectives and the resulting ongoing positive impact on the balance sheet and operating results.

     By the Board of Directors:


          Richard L. Bready                        Dennis J. McGillicuddy
          Philip B. Brooks                         D. Stevens McVoy
          Richard J. Harris                        Barry Silverstein
          J. Peter Lyons

SPECIAL COMPENSATION COMMITTEE

     The compensation of the Chief Executive Officer, Mr. Bready, is governed by the terms of his employment agreement with the Company which was last amended in November 1990. The terms of the agreement are set forth below in a footnote to the Summary Compensation Table. Mr. Bready's annual base salary last fixed in 1990 has increased since then based on annual increases in the cost of living. He received no incentive compensation under the agreement for 1991, 1992 and 1993 since the Company had no pre-tax earnings upon which his incentive compensation is based. As provided in his employment agreement Mr. Bready is eligible to receive bonuses at the discretion of the Board. A Special Compensation Committee of the Board consisting of Messrs. Brooks and Lyons, after consulting with an independent firm specializing in executive compensation, approved a cash bonus for Mr. Bready in the amount of $2,450,000 in recognition of his leadership in connection with the Company's performance during the three years since he became Chief Executive Officer of the Company. The bonus was based upon his base compensation for each of the three years plus an assumed value of $1 per share of an option award of 500,000 shares as if such award had been made at the time he became Chief Executive Officer.

     By the Special Compensation Committee:



          Philip B. Brooks                         J. Peter Lyons


STOCK OPTION COMMITTEE

     With respect to long-term incentive compensation, the Company believes that stock options are an additional incentive for executive officers and other selected key employees of the Company and its subsidiaries and upon whose efforts the Company is largely dependent for the successful conduct of its business. The award of stock options will encourage such persons to improve operations and increase profits and to accept employment with or remain in the employ of the Company or its subsidiaries. The Company's stock option plans are administered by the Stock Option Committee of the Board whose members are Messrs. Brooks, Lyons and McVoy. In 1993 the Committee awarded options to Mr. Bready for 150,000 shares of Common Stock. In making the award, the Committee considered stock option grants previously made to him and exercised subjective judgment and discretion. Stock options were awarded to certain other executive officers based on their recent salary history, prior option awards, job performance and overall success of the Company.

     By the Stock Option Committee:


          Philip B. Brooks                                   D. Stevens McVoy
          J. Peter Lyons


INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bready, President and Chief Executive Officer of the Company is Chairman of the Board of Directors. Mr. Harris, Vice President and Treasurer of the Company is also a director. As directors they participate in Board deliberations regarding executive compensation.

EXECUTIVE COMPENSATION

     The following table sets forth, on an accrual basis, information concerning the compensation for services to the Company and its subsidiaries for 1991, 1992 and 1993 of those persons who were, at December 31, 1993, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                               COMPENSATION
                                                                  AWARDS
                                              ANNUAL           ------------
                                          COMPENSATION(1)       SECURITIES
                                       ---------------------    UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR    SALARY      BONUS        OPTIONS      COMPENSATION(2)(3)
- - - - ------------------------------  -----  --------   ----------   ------------   ------------------
Richard L. Bready               1993   $731,649   $2,450,000*     150,000           $3,420
  Chairman, President, and      1992   711,029       -0-          -0-                3,780
  Chief Executive Officer(4)    1991   689,650       -0-          -0-
Almon C. Hall                   1993   210,000      100,000        40,000            9,288
  Vice President, Controller    1992   210,000       75,000       -0-                1,338
  and Chief Accounting          1991   210,000      150,000       -0-
  Officer
Richard J. Harris               1993   175,000      100,000        40,000              793
  Vice President and            1992   175,000       75,000       -0-                  877
  Treasurer                     1991   175,000      125,000       -0-
Siegfried Molnar                1993   200,000       30,000       -0-             -0-
  Senior Vice President --      1992   200,000       20,000       -0-             -0-
  Group Operations              1991   200,000       -0-          -0-
Kenneth J. Ortman               1993   150,000       75,000        15,000         -0-
  Senior Vice President --      1992   150,000       75,000       -0-             -0-
  Group Operations              1991   150,000       35,000       -0-


- - - - ---------------

 *  A cumulative bonus for 1991, 1992 and 1993.

(1) The aggregate amount of any compensation in the form of perquisites and other personal benefits (club dues, personal use of Company property, etc.) paid in 1992 and 1993 based on the Company's incremental cost, did not exceed the lesser of 10% of the executive officer's annual salary and bonus or $50,000.

(2) No disclosure is made of All Other Compensation for 1991 as permitted by the transition rules of the Securities and Exchange Commission.

(3) For certain executive officers, the Company provides additional amounts of life insurance over those provided to other salaried employees. The amounts shown for 1993 are the premiums paid for such coverage. In addition $8,077 in accrued vacation pay for Mr. Hall is included for 1993.

(4) Mr. Bready's employment agreement with the Company provides for his employment as President and Chief Executive Officer through December 31, 1998. As of November 1, 1990, his annual base salary was $650,000 with adjustments based upon increases in the cost of living. The agreement also provides for incentive compensation based upon the Company's annual consolidated pre-tax earnings as follows: 0.7% of the amount of such earnings up to $10,000,000, plus 1.05% of the amount of such earnings in excess of $10,000,000 and provides that discretionary bonuses may be awarded. In 1993 the Company awarded Mr. Bready a bonus covering the years 1991, 1992 and 1993 in the total amount of $2,450,000. The employment agreement may be terminated at the election of Mr. Bready and in such event he is to be retained by the Company for five years as a consultant at an annual rate of 60% of his then current annual salary, plus incentive compensation. The Company may terminate the agreement at any time but in such event Mr. Bready would receive severance pay in an amount equal to 60% of his then current annual salary, plus incentive compensation, payable for five years following termination. If there has been a Change in Control of the Company (as defined in the agreement) within two years before or one year after his termination, then Mr. Bready may elect to accelerate the receipt of his severance pay. If he becomes disabled or dies while employed, the Company will pay to Mr. Bready or his estate an amount equal to 60% of his then current annual salary, plus incentive compensation for five years, or, if he was performing consulting services at the time, an amount equal to 60% of the consulting fee plus incentive compensation for the remainder of the consulting period. Mr. Bready is entitled to receive bonuses and to participate in any of the Company's corporate incentive and other benefit plans except for the Company's 401(k) plan in which no executive officers are eligible to participate.

     The Company has established a severance plan for certain of its executive officers, including Messrs. Hall, Molnar, Ortman, and Harris. The plan provides that in consideration of each such employee's agreement not to voluntarily terminate his employment if there is an attempted Change in Control (as that term is defined in the plan) of the Company, if such an employee is terminated within the 24-month period following a Change in Control (including termination by reason of a material adverse change in the terms of employment as provided in the plan), such employee will be entitled to severance pay for a period of 24 months following such termination at a rate equal to his base salary plus bonus or incentive compensation (at the highest rate in the previous three years) and to continued medical, life insurance and other benefits for such 24-month period (or payment of an amount equal to the cost of providing such benefits). If a Change in Control were to have occurred as of August 1, 1994, and the named executive officers were terminated as of such date, the officers covered under this plan would have been entitled to receive, over the next succeeding 24-month period, an aggregate of approximately $2,230,000. Mr. Ortman is entitled to a minimum of 15 months severance pay if his employment is terminated without cause.

STOCK OPTIONS

     The following table provides information regarding stock options granted to the named executive officers in 1993. In addition, hypothetical gains are shown based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted over the full option term. Except for Mr. Bready, the options are exercisable as to 25% on the date of grant (December 30, 1993) and thereafter as to an additional 25% on each anniversary date of the grant. Mr. Bready's options are exercisable in full two years after the date of grant.

                             OPTION GRANTS IN 1993

                                            % OF                                 POTENTIAL REALIZABLE
                                            TOTAL                                  VALUE AT ASSUMED
                              NO. OF       OPTIONS                              ANNUAL RATES OF STOCK
                              SHARES       GRANTED                              PRICE APPRECIATION FOR
                            UNDERLYING       TO                                      OPTION TERM
                             OPTIONS      EMPLOYEES    EXERCISE   EXPIRATION    ----------------------
           NAME              GRANTED       IN 1993      PRICE        DATE          5%          10%
- - - - --------------------------  ----------   -----------   --------   ----------    --------    ----------
Richard L. Bready.........    150,000        53.6%      $ 8.75     12/30/03     $825,000    $2,092,500
Almon C. Hall.............     40,000        14.3         8.75     12/30/03      220,000       558,000
Richard J. Harris.........     40,000        14.3         8.75     12/30/03      220,000       558,000
Kenneth J. Ortman.........     15,000         5.4         8.75     12/30/03       82,500       209,250

     The following table contains information with respect to the value realized (market value less exercise price) of options exercised in 1993 by those executive officers listed in the Summary Compensation Table and the value of their unexercised options at year-end.

         AGGREGATED OPTION EXERCISES IN 1993 AND YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                          SHARES                        OPTIONS AT YEAR-END             AT YEAR-END
                         ACQUIRED                    --------------------------  --------------------------
         NAME           ON EXERCISE  VALUE REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- - - - ----------------------- -----------  --------------  -----------  -------------  -----------  -------------
Richard L. Bready......    --            --             37,500(1)    150,000      $  62,500      $37,500
Almon C. Hall..........    --            --             18,000        30,000         51,500        7,500
Richard J. Harris......    --            --             30,000        30,000        125,000        7,500
Siegfried Molnar.......    --            --              8,000        16,000         49,000       98,000
Kenneth J. Ortman......    2,800        $ 13,650        25,950        11,250        136,913        2,813

- - - - ---------------

(1) Special Common Stock; all other option information relates to Common Stock.

PENSION PLAN

     The following table shows the estimated annual retirement benefits payable as a straight-life annuity to eligible employees of the Company, including executive officers, under the Company's qualified pension plan for its headquarters employees. Annual earnings for the purpose of calculating benefits (includes all compensation reported on the employee's Form W-2) cannot exceed certain limitations; the limit for 1993 was $235,840. Beginning in 1994 the maximum earnings may not exceed $150,000 and while accrued pension benefits may not be reduced from those at December 31, 1993 such accrued benefits may remain level for several years.

                 ANNUAL AVERAGE
                  REMUNERATION                                   YEARS OF SERVICE
                 (LAST 5 YEARS                     --------------------------------------------
              PRIOR TO RETIREMENT)                   10         20         25       30 AND OVER
- - - - ------------------------------------------------   -------    -------    -------    -----------
  $150,000......................................   $23,273    $46,547    $58,184     $  69,820
   175,000......................................   27,398     54,797     68,496         82,195
   200,000......................................   31,523     63,047     78,809         94,570
   225,000......................................   35,648     71,297     89,121        106,945
   235,840......................................   37,437     74,874     93,593        112,311

     The maximum annual benefit payable by a qualified pension plan in the form of a life annuity is limited to $115,641 plus adjustments for increases in the cost of living after 1993. Benefits are not subject to deduction for Social Security or other offset amounts. As of March 1, 1994 Messrs. Bready, Hall, Harris, Molnar and Ortman had 19, 17, 21, 4 and 4 years of service, respectively for the purposes of the plan.

     The Company provides deferred compensation benefits for Messrs. Bready, Hall and Harris. The agreements provide for 180 monthly payments beginning at age 65, although, in the Company's discretion, the employee may receive reduced benefits upon retirement as early as age 60. Benefits are subject to forfeiture (except in the case of Mr. Bready) in the event employment terminates for any reason prior to age 60. Benefits are also subject to forfeiture in the event that the employee engages in competitive activity. Monthly payments to Messrs. Bready, Hall and Harris respectively, will, assuming retirement at age 65, be $5,050, $1,833 and $1,833.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Investment in Ecological Engineering Associates Limited
Partnership. Ecological Engineering Associates Limited Partnership (EEA) is engaged in the design and operation of wastewater-treatment systems. Messrs. McGillicuddy, Silverstein and McVoy, directors of the Company, are directors and sole stockholders of Environmental Engineering Inc. (EEI) which is the general partner of EEA. The Company has made an investment in EEA of $1,030,000 through July 1994 in the form of a note with interest accruing at 2% over prime and compounded annually and is currently investing at the rate of $15,000 per month contingent on EEI matching such investment and subject to termination at the discretion of management. The note, secured by a first lien on the partnership assets, matures on January 8, 1998. The Company also receives, in connection with its investment, warrants to acquire limited partnership units proportionate to all debt and equity investments made by other investors in EEA.

                                 AUDIT MATTERS

     The Board of Directors has selected Arthur Andersen & Co., auditors of the Company in 1993 to continue in that capacity for 1994. Representatives of Arthur Andersen & Co., are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     In order for any proposal that a stockholder intends to present at the 1995 Annual Meeting of Stockholders of the Company to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Secretary of the Company at the Company's offices in Providence, Rhode Island, no later than April 25, 1995.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management of the Company knows of no business to be presented for consideration at the Annual Meeting of Stockholders other than as stated in the Notice of the Annual Meeting of Stockholders.

     In addition to the solicitation of proxies by mail, management and employees of the Company may solicit proxies in person or by telephone, for which they will receive no additional compensation. The Company also retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies and will pay such firm a fee, estimated not to exceed $8,000 plus reimbursement of reasonable out-of-pocket expenses. Persons holding stock as nominees will, upon request, be reimbursed for their reasonable out-of-pocket expenses in sending soliciting materials to their principals. The cost of solicitation will be borne by the Company.

August 23, 1994

PROXY FOR SPECIAL COMMON STOCK                    PROXY FOR SPECIAL COMMON STOCK

                                  NORTEK, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS for the
                        ANNUAL MEETING OF STOCKHOLDERS
                              September 15, 1994

The undersigned hereby appoints Richard L. Bready, Richard J. Harris and Kevin
W. Donnelly, or any of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Nortek, Inc. to be held on September 15, 1994 at the Omni Biltmore Hotel, Kennedy Plaza, Providence, Rhode Island, at 11:00 o'clock a.m., local time, or at any adjournment or postponement thereof, all of the shares of Special Common Stock, par value $1 per share, of Nortek, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR.

                               ADDRESS CHANGE:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                          (OVER)













/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

             NORTEK, INC.
         SPECIAL COMMON STOCK

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

   RECORD DATE SHARES:
_____________________________________________________________________
|                                                                   |
|                                                                   |
|                           REGISTRATION                            |
|                                                                   |
|                                                                   |
|                                                                   |
|                                                                   |
|___________________________________________________________________|


                                             _________________________________
Please be sure to sign and date this Proxy.  |Date                           |
_____________________________________________|_______________________________|
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|______Shareholder sign here _________________Co-owner sign here_____________|


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS
                                             ---

                                        For   Withhold

1.) Election of Directors               / /     / /


    Election of one director by holders of Common Stock and Special Common stock, voting together as a class.

                               RICHARD L. BREADY

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

______________________________________________________________________________

2.) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.




    Mark box at right if address change has been noted on the reverse side
    of this card.                                                           / /

PROXY FOR COMMON STOCK                                    PROXY FOR COMMON STOCK

                                  NORTEK, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS for the
                        ANNUAL MEETING OF STOCKHOLDERS
                              September 15, 1994

The undersigned hereby appoints Richard L. Bready, Richard J. Harris and Kevin
W. Donnelly, or any of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Nortek, Inc. to be held on September 15, 1994 at the Omni Biltmore Hotel, Kennedy Plaza, Providence, Rhode Island, at 11:00 o'clock a.m., local time, or at any adjournment or postponement thereof, all of the shares of Common Stock, par value $1 per share, of Nortek, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR.

                               ADDRESS CHANGE:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                          (OVER)













/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

          NORTEK, INC.
         COMMON STOCK

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

   RECORD DATE SHARES:
_____________________________________________________________________
|                                                                   |
|                                                                   |
|                                                                   |
|                           REGISTRATION                            |
|                                                                   |
|                                                                   |
|                                                                   |
|                                                                   |
|___________________________________________________________________|

                                             ________________________________
Please be sure to sign and date this Proxy.  |Date                           |
_____________________________________________|_______________________________|
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|                                                                            |
|______Shareholder sign here _________________Co-owner sign here_____________|


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS
                                             ---

                                       For   Withhold  For all
                                                       Except
1.) Election of Director               / /     / /     / /


    Election of one director by holders of Common Stock voting as a class.

                               BARRY SILVERSTEIN

    Election of one director by holders of Common Stock and Special Common Stock, voting together as a class.

                               RICHARD L. BREADY

    INSTRUCTION:
    To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

    ____________________________________________________________________


2.) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.








    Mark box at right if address change has been noted on the reverse side
    of this card.                                                           / /